Exhibit 99.1

Fusion-io Reports Fiscal First Quarter 2012 Financial Results

•	Q1 Revenue: $74.4 million

•	Q1 Net Income: $7.2 million GAAP; $15.1 million non-GAAP

•	Q1 Earnings per Share: $0.07 GAAP; $0.15 non-GAAP

SALT LAKE CITY — Nov. 2, 2011 — Fusion-io, Inc. (NYSE: FIO), a provider of a next-generation shared data decentralization platform, today announced its financial results for the fiscal first quarter ended September 30, 2011.

Fiscal First Quarter 2012 GAAP Financial Results

Fusion-io reported revenue of $74.4 million for the fiscal first quarter of 2012, up 175% from $27.0 million for the same quarter of 2011 and up 4% from $71.7 million for the prior quarter. Net income for the fiscal first quarter of 2012 was $7.2 million, or $0.07 per diluted share. This compared to a net loss of $5.8 million, or a net loss per diluted share of $0.46 in the same quarter of 2011. Gross margin for the fiscal first quarter 2012 was 63.2% compared to 43.0% for the same quarter of 2011. Operating margin for the fiscal first quarter of 2012 was 6.3%.

Fiscal First Quarter 2012 Non-GAAP Financial Results

Non-GAAP net income for the fiscal first quarter of 2012 was $15.1 million, or $0.15 per diluted share. This compares to a non-GAAP net loss of $4.9 million, or a net loss per diluted share of $0.39 in the same quarter of 2011. Non-GAAP gross margin for the fiscal first quarter 2012 was 63.3% compared to 43.0% for the same quarter of 2011. Non-GAAP operating margin for the fiscal first quarter 2012 was 21.7%. A complete reconciliation of GAAP to non-GAAP results is set forth in the attachment to this press release.

“Fusion-io’s industry-leading solutions address the data supply problem enterprises face as they struggle to meet the growing demand to process more data faster,” said David Flynn, Fusion-io chairman and chief executive officer. “The acceleration of cloud computing and virtualization is only exacerbating this challenge for IT departments around the globe. We believe we are well positioned to lead the transformation in data delivery by helping organizations deliver the right data, to the right application, at the right time, and doing so with a compelling return on investment.”

“Fusion-io delivered strong revenue and earnings growth in the first fiscal quarter, getting us off to a good start in fiscal 2012,” said Dennis Wolf, chief financial officer. “Raising our revenue guidance for the fiscal year demonstrates our confidence in our strategy as we continue to make significant investments in our next generation product as well as research and development and sales and marketing to drive long-term sustainable growth.”

Other Financial Highlights

•

Cash and cash equivalents at the end of the quarter was $201.9 million, a decrease of $17.7 million over the fiscal fourth quarter 2011 following the net cash outlay of $17.6 million in connection with the acquisition of IO Turbine, Inc. that closed on August 11, 2011.

•	Inventory balances at the end of the quarter were $71.5 million compared to $35.6 million at the end of the fiscal fourth quarter 2011.

•	Capital expenditures were $4.2 million in the quarter compared to $3.0 million in the fiscal fourth quarter 2011.

•	Net operating cash flow was $3.1 million for the fiscal first quarter.

Business Highlights

•

On October 3, Fusion-io announced the November availability of its next generation ioMemory platform, the ioDrive2, which delivers more capacity, enhanced reliability, and improved performance at a lower cost.

•

On August 29, Fusion-io announced its ioCache solution featuring Fusion’s ioTurbine software and customized ioMemory accelerator to deliver affordable performance for virtualizing data-intensive enterprise applications that were previously difficult to migrate to virtualized environments while maintaining performance.

•

Fusion-io recently expanded its software sales channel with a new Value Added Reseller (VAR) Program to support VARs and partners integrating Fusion-io products into servers from the industry’s leading server OEMs, including Dell, HP, IBM, and Supermicro.

Business Outlook

The following statements are based on current expectations. These statements are forward-looking, and actual results may differ materially. These statements supersede all prior statements regarding 2012 financial results.

Second quarter of fiscal year 2012:

•	Revenue is expected to be approximately $75 million.

•	Non-GAAP gross margin is expected to be in the range of 50%.

•	Non-GAAP operating margin is expected to be 3 to 5%.

•	Diluted shares outstanding is expected to be approximately 106 million shares.

Fiscal Year 2012:

•	Revenue growth is expected to be approximately 55%.

•	Non-GAAP gross margin is expected to be approximately 56%.

•	Non-GAAP operating margin is expected to be in the range of 6 to 8%.

•	Diluted shares outstanding is expected to be approximately 108 million shares.

Non-GAAP Financial Measures

Fusion-io uses certain non-GAAP financial measures in this release. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles in the United States of America, or GAAP. Reconciliation between non-GAAP and GAAP measures can be found in the accompanying tables and on the investor relations page of our website at www.fusionio.com. Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP financial measures do not reflect a comprehensive system of accounting, differ from GAAP measures with the same captions and may differ from non-GAAP financial measures with the same or similar captions that are used by other companies.

Fusion-io’s management uses the non-GAAP financial measures in the accompanying schedules to gain an understanding of Fusion-io’s comparative operating performance and future prospects, and utilizes these measures in its internal financial statements for purposes of its internal budgets and financial goals. Management also believes that the exclusion of the items described below provides an additional measure of the company’s operating results and facilitates comparisons of the company’s core operating performance against prior periods and business model objectives. Management believes that investors should have access to the same set of tools that management uses to analyze Fusion-io’s results. These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP. Fusion-io endeavors to compensate for the limitation of the non-GAAP measures presented by also providing the most directly comparable GAAP measures and descriptions of the reconciling items and adjustments to derive the non-GAAP measures.

For all periods presented:

•	Non-GAAP gross margin is calculated as non-GAAP gross profit divided by GAAP revenue. Non-GAAP gross profit consists of GAAP gross profit excluding the effects of stock-based compensation expense.

•

Non-GAAP operating margin is calculated as non-GAAP (loss) income from operations divided by GAAP revenue. Non-GAAP (loss) income from operations consists of GAAP (loss) income from operations excluding the effects of stock-based compensation expense, amortization of intangible assets and acquisition related costs.

•

Non-GAAP net (loss) income is calculated as GAAP net (loss) income excluding the effects of stock-based compensation expense, amortization of intangible assets, acquisition related costs, changes in the fair value of a common stock repurchase derivative liability, and a tax benefit for the reversal of valuation allowance as a result of the IO Turbine acquisition.

•	Non-GAAP net (loss) income per diluted share is calculated as non-GAAP net (loss) income divided by GAAP weighted-average diluted shares outstanding.

The accompanying tables provide more details on the GAAP financial measures that are most directly comparable to the non-GAAP financial measures described above and the related reconciliations between these financial measures. With respect to our expectations under “Business Outlook” above, reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available without unreasonable efforts on a forward-looking basis due to the high variability and low visibility with respect to the charges which are excluded from these non-GAAP measures. The effects of stock-based compensation expense specific to non-employee common stock options and the fair value of the common stock repurchase derivative liability are directly impacted by unpredictable fluctuations in our stock price. We expect the variability of the above charges to have a significant impact on our GAAP financial results.

Today’s Conference Call

Fusion-io will host an investor conference call and live webcast today, Wednesday, November 2, 2011, at 4:30 p.m. EDT to discuss these financial results. To access the conference call, dial (866) 804-6924 or (857) 350-1670 (international) and enter pass code 36339634. A listen-only live webcast will be accessible on the investor relations page of our website at www.fusionio.com and will be archived and available on this site for at least three months. A telephone replay of the conference call will be available through Wednesday, November 9, 2011. To access the replay, please dial (888) 286-8010 or (617) 801-6888 (international) and enter pass code 583222548. This press release and the financial information discussed on today’s conference call are available on the investor relations page of our website at www.fusionio.com.

About Fusion-io

Fusion-io has pioneered a next generation storage memory platform for shared data decentralization that significantly improves the processing capabilities within a datacenter by relocating process-critical, or “active”, data from centralized storage to the server where it is being processed, a methodology referred to as data decentralization. Fusion’s integrated hardware and software solutions leverage non-volatile memory to significantly increase datacenter efficiency and offers enterprise grade performance, reliability, availability and manageability. Fusion’s data decentralization platform can transform legacy architectures into next generation datacenters and allows enterprises to consolidate or significantly reduce complex and expensive high performance storage, high performance networking and memory-rich servers. Fusion’s platform enables enterprises to increase the utilization, performance and efficiency of their datacenter resources and extract greater value from their information assets.

Note on Forward-looking Statements

Certain statements in this release may constitute “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933, including, but are not limited to, statements concerning financial guidance for the second fiscal quarter of 2012 and the full fiscal year 2012, assumptions underlying the value of our solutions to customers, our continued focus on innovation, expanding our customer base and investing in our growth, and expectations concerning our products, including our next generation ioMemory solution platform, our ioCache solution featuring our ioTurbine software and customized ioMemory accelerator, and our new VAR program. These statements are based on current expectations and assumptions regarding future events and business performance and involve certain risks and uncertainties that could cause actual results to differ materially from those contained, anticipated, or implied in any forward-looking statement, including, but not limited to, risks associated with changes in the demand for our products, our expectation that large and concentrated purchases by a limited number of customers will continue to represent a substantial majority of our revenue and our ability to sustain or increase our revenue from our large customers or offset the discontinuation of concentrated purchases by our larger customers with purchases by new or existing customers, the continued adoption by customers of our storage memory product line, growing our sales through OEMs, resellers and channel partners and maintaining our relationships with OEMs, resellers and channel partners, long and unpredictable sales cycles, changes in the competitive dynamics of our markets, including the potential for increased pressure on the pricing of our products, reduced gross margins, increased sales and marketing expenses, the potential that we or our customers may not realize the benefits we currently expect from our acquisition of IO Turbine, our ability to develop or acquire new products to meet customer needs and expectations, including additional software solutions to be integrated with our storage memory products, our acquisition and strategic partner strategy and disruptions in our business, operations and financial results as a result of acquisitions and strategic partner relationships, as well as the risks inherent in the integration and combination of complex products and technologies from acquisitions, worldwide economic conditions and the impact these conditions have on levels of spending on datacenter technology like ours, and such other risks set forth in the registration statements and reports that Fusion-io files with the U.S. Securities and Exchange Commission, which are available on the Investor Relations section of our website at www.fusionio.com. You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or will occur. Fusion-io undertakes no obligation to update publicly any forward-looking statement for any reason after the date of this press release.

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Contacts:

Investor Relations: Nancy Fazioli, ir@fusionio.com, 408-416-5779

Media Relations: Robert Brumfield, bbrumfield@fusionio.com, 917-224-7769

SOURCE Fusion-io

Fusion-io, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three Months Ended September 30,
	2010	2011
Revenue	$27,046	$74,385
Cost of revenue (1)	15,412	27,354

Gross profit	11,634	47,031
Operating expenses:
Sales and marketing (1)	9,109	17,477
Research and development (1) (3)	4,820	11,152
General and administrative (1) (4)	3,450	13,737

Total operating expenses	17,379	42,366

(Loss) income from operations	(5,745)	4,665
Other income (expense):
Interest income	14	49
Interest expense	(24)	(46)
Other income (2)	3	795

(Loss) income before income taxes	(5,752)	5,463
Income tax (expense) benefit (5)	(19)	1,726

Net (loss) income	$(5,771)	$7,189

Net (loss) income per share:
Basic	$(0.46)	$0.09
Diluted	$(0.46)	$0.07
Weighted-average number of shares used in per share amounts:
Basic	12,577	82,008
Diluted	12,577	103,454

(1) Includes stock-based compensation expenses, as follows:
Cost of revenue	$3	$27
Sales and marketing	254	1,103
Research and development	199	1,619
General and administrative	437	7,027

Total stock-based compensation expenses	$893	$9,776

(2) Includes other expense (income) related to changes in the fair value of a common stock repurchase derivative liability	$—	$(761)

(3) Includes amortization of intangible assets	$—	$365

(4) Includes acquisition related costs	$—	$1,320

(5) Includes tax benefit for reversal of valuation allowance as a result of the IO Turbine acquisition	$—	$(2,782)

Fusion-io, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	June 30,	September 30,
	2011	2011
		(unaudited)
Assets
Current assets:
Cash and cash equivalents	$219,604	$201,875
Accounts receivable, net	44,374	33,729
Inventories	35,622	71,542
Prepaid expenses and other current assets	3,866	3,399

Total current assets	303,466	310,545
Property and equipment, net	13,743	16,959
Intangible assets, net	—	10,135
Goodwill	—	54,777
Other assets	77	70

Total assets	$317,286	$392,486

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$9,314	$24,120
Accrued and other current liabilities	15,043	16,160
Deferred revenue	9,030	8,554

Total current liabilities	33,387	48,834
Deferred revenue, less current portion	2,987	2,762
Other liabilities	6,468	6,210
Commitments and contingencies
Stockholders’ equity:
Preferred stock	—	—
Common stock	16	17
Additional paid-in capital	339,389	392,462
Accumulated other comprehensive income (loss)	15	(12)
Accumulated deficit	(64,976)	(57,787)

Total stockholders’ equity	274,444	334,680

Total liabilities and stockholders’ equity	$317,286	$392,486

Fusion-io, Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Three Months Ended September 30,
	2010	2011
Operating activities:
Net (loss) income	$(5,771)	$7,189
Adjustments to reconcile net (loss) income from operating activities:
Depreciation and amortization	562	1,592
Stock-based compensation	893	8,983
Non-cash tax benefit from business acquisition	—	(2,782)
Other non-cash items	8	(762)
Changes in operating assets and liabilities:
Accounts receivable, net	(8,204)	10,645
Inventories	(5,858)	(35,920)
Prepaid expenses and other assets	(1,135)	526
Accounts payable	(3,392)	14,104
Accrued and other liabilities	(1,494)	220
Deferred revenue	4,320	(701)

Net cash (used in) provided by operating activities	(20,071)	3,094
Investing activities:
Proceeds from the sale of short-term investments	11,964	—
Proceeds from the sale of property and equipment	—	1
Purchases of property and equipment	(634)	(4,222)
Business acquisition, net of cash acquired	—	(17,578)

Net cash provided by (used in) investing activities	11,330	(21,799)
Financing activities:
Proceeds from a loan from a financial institution	8,000	—
Repayment of notes payable and capital lease obligations	(67)	(79)
Proceeds from exercises of stock options	33	69
Proceeds from employee stock purchase plan	—	1,052
Change in restricted cash	695	—

Net cash provided by financing activities	8,661	1,042
Effect of exchange rate changes on cash and cash equivalents	5	(66)

Net decrease in cash and cash equivalents	(75)	(17,729)
Cash and cash equivalents at beginning of period	9,219	219,604

Cash and cash equivalents at end of period	$9,144	$201,875

Fusion-io, Inc.

Reconciliation of Non-GAAP Financial Measures

(in thousands, except per share data)

(unaudited)

	Three Months Ended September 30,
	2010	2011
Reconciliation of Gross Profit and Gross Margin on a GAAP Basis to Gross Profit and Gross Margin on a Non-GAAP Basis:
Gross profit on a GAAP basis	$11,634	$47,031
Stock-based compensation	3	27

Gross profit on a non-GAAP basis	$11,637	$47,058

Revenue	$27,046	$74,385
Gross Margin on a GAAP basis	43.0%	63.2%
Gross Margin on a Non-GAAP basis	43.0%	63.3%
Reconciliation of Operating (Loss) Income and Operating Margin on a GAAP Basis to Operating (Loss) Income and Operating Margin on a Non-GAAP Basis:
Operating (loss) income on a GAAP basis	$(5,745)	$4,665
Stock-based compensation	893	9,776
Amortization of intangible assets	—	365
Acquisition related costs	—	1,320

Operating (loss) income on a non-GAAP basis	$(4,852)	$16,126

Revenue	$27,046	$74,385
Operating Margin on a GAAP basis	-21.2%	6.3%
Operating Margin on a Non-GAAP basis	-17.9%	21.7%
Reconciliation of Net (Loss) Income on a GAAP Basis to Net (Loss) Income on a Non-GAAP Basis:
Net (loss) income on a GAAP basis	$(5,771)	$7,189
Stock-based compensation	893	9,776
Amortization of intangible assets	—	365
Acquisition related costs	—	1,320
Other income related to changes in the fair value of a common stock repurchase derivative liability	—	(761)
Tax benefit for reversal of valuation allowance as a result of the IO Turbine acquisition	—	(2,782)

Net (loss) income on a non-GAAP basis	$(4,878)	$15,107

Reconciliation of Diluted Net (Loss) Income per Share on a GAAP Basis to Diluted Net (Loss) Income per Share on a Non-GAAP Basis:
Diluted net (loss) income per share on a GAAP basis	$(0.46)	$0.07
Stock-based compensation	0.07	0.10
Amortization of intangible assets	—	0.01
Acquisition related costs	—	0.01
Other expense (income) related to changes in the fair value of a common stock repurchase derivative liability	—	(0.01)
Tax benefit for reversal of valuation allowance as a result of the IO Turbine acquisition	—	(0.03)

Diluted net (loss) income per share on a non-GAAP basis	$(0.39)	$0.15